                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-3 dated February 20, 1996 pertaining to the registration of 9,560,702 shares of common stock, the Registration Statement (Form S-3 No. 33-71278) pertaining to the Warrant Agreement dated as of August 29, 1991, the Registration Statement (Form S-2 No. 33-49072) pertaining to stock warrants and options issued to certain directors, officers, employees and service providers, the Registration Statement (Form S-3 No. 33-64466) pertaining to resale of 888,900 shares of outstanding common stock, the Registration Statement (Form S-3 No. 33-79336) pertaining to the Convertible Debentures issued April 22, 1994, and the Registration Statement (Form S-8 No. 33-20188) pertaining to the Incentive Stock Option and Appreciation Plan and 1988 Non-qualified Stock Option Plan of IMRE Corporation of our report dated March 15, 1994 on our audit of the consolidated statements of operations, cash flows and stockholders' equity of IMRE Corporation for the year ended December 31, 1993, which report is included in this Annual Report on Form 10-K for the year ended December 31, 1995.



/s/ Coopers & Lybrand L.L.P

Seattle, Washington
February 20, 1996